POWER OF ATTORNEY

      Know all by these presents, that the undersigned, Art N. Burtscher, in all capacities, including but not limited to his individual capacity and as a trustee of any trust, hereby constitutes and appoints each of William F. Bradley, Stephen M. Kovzan and Aimi Daughtery, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) prepare and execute for and on behalf of the undersigned, in the undersigned's name, place and stead, in any and all such capacities:
      (a) Forms 3, 4 and 5 (including amendments thereto and joint filing agreements in connection therewith) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, (b) Form 144 pursuant to Rule 144 under the Securities Act of 1933, as amended, (c) Schedules 13D and 13G (including amendments thereto and joint filing agreements in connection therewith) pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and (d) any other forms or reports (or related documents) that may be required to be filed with the Securities and Exchange Commission, any other governmental agency or any stock exchange or similar authority in connection with the ownership, acquisition or disposition of securities issued by NIC Inc. (the "Company");

(2) prepare and execute for and on behalf of the undersigned, in the undersigned's name, place and stead, in any and all such capacities, a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange Commission of the foregoing forms, reports and documents;

(3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form ID, Forms 3, 4 and 5, Form 144, Schedules 13D and 13G or other forms, reports or documents, complete and execute any amendment or amendments thereto, and timely file such form, report or document with the Securities and Exchange Commission, other required governmental agency and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, re-substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or such attorney-in-fact's substitute or substitutes shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Rule 144 under the Securities Act of 1933, as amended, Sections 13 or 16 of the Securities Exchange Act of 1934, as amended, any other provisions of such Acts, or any of the rules thereunder.

      The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing any reports, forms or documents pursuant to this Power of Attorney and agrees to reimburse the Company and each attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action. This paragraph shall survive the termination of the Power of Attorney.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file a Form ID, Forms 3, 4 and 5, Form 144, Schedules 13D and 13G or other reports, forms or documents with respect to the undersigned's holding of and transaction in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of February, 2009.

				/s/ Art N. Burtscher
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				Art N. Burtscher